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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on June 23, 2005

Securities Act File No. 333-124638

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FEDERAL SERVICES ACQUISITION CORPORATION
(Exact name of Registrant as specified in charter)

Delaware	6770	11-3747850
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Federal Services Acquisition Corporation 900 Third Avenue, 33rd Floor New York, New York, 10022-4775 (212) 909-8457

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joel R. Jacks
Chairman and Chief Executive Officer

Federal Services Acquisition Corporation
900 Third Avenue, 33rd Floor
New York, New York, 10022-4775
(212) 909-8457

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerald Adler Dechert LLP 30 Rockefeller Plaza New York, NY 10112-2200 (212) 698-3500 (212) 698-3599—Facsimile	Floyd I. Wittlin Lisa R. Nicosia Bingham McCutchen LLP 399 Park Avenue New York, NY 10022-4689 (212) 705-7000 (212) 752-5378—Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☒

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus in not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 23, 2005

PRELIMINARY PROSPECTUS

$126,000,000

FEDERAL SERVICES ACQUISITION CORPORATION

21,000,000 Units

        Federal Services Acquisition Corporation is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses in the federal services and defense industries.

        This is an initial public offering of our securities. Each unit that we are offering consists of:

  •
  one share of our common stock; and

  •
  two warrants.

        Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or                        , 2006, and will expire on                        , 2009, or earlier upon redemption.

        We have granted the underwriter a 45-day option to purchase up to 3,150,000 additional units solely to cover over-allotments, if any (over and above the 21,000,000 units referred to above). The over-allotment will be used only to cover the underwriter's short position resulting from the initial distribution.

        There is presently no public market for our units, common stock or warrants. We anticipate that our units will be quoted on the OTC Bulletin Board under the symbol                        on or promptly after the date of this prospectus. The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriter's option to purchase up to 3,150,000 additional units to cover over-allotments or 20 days after the exercise in full or in part by the underwriter of such option. For more information see "Description of Securities—Units." Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols                        and                         , respectively. We cannot assure you that our securities will be or will continue to be quoted on the OTC Bulletin Board.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commission		Proceeds, Before Expenses, to Us
Per unit	$6.00	$.42		$5.58
Total	$126,000,000	$8,820,000	(1)	$117,180,000

(1)
Does not include the cash fee payable to CRT Capital Group LLC that is equal to 1% of the fair market value of our initial business combination.

        Of the net proceeds we receive from this offering, $114,660,000 ($5.46 per unit) will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee.

        We are offering the units for sale on a firm-commitment basis. CRT Capital Group LLC expects to deliver our securities to investors in the offering on or about                         , 2005.

CRT Capital Group LLC

            , 2005

TABLE OF CONTENTS

Prospectus Summary
The Offering
Summary Financial Data
Risk Factors
Use of Proceeds
Capitalization
Dilution
Management's Discussion and Analysis of Financial Condition and Results of Operations
Proposed Business
Management
Certain Relationships and Related Transactions
Principal Stockholders
Description of Securities
Underwriting
Legal Matters
Experts
Where You Can Find Additional Information
Index to Financial Statements

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

i

PROSPECTUS SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements, and the related notes and schedules thereto. Unless otherwise stated in this prospectus, references to "we," "us" or "our" refer to Federal Services Acquisition Corporation. Unless we tell you otherwise, the information in this prospectus assumes that the underwriter has not exercised its over-allotment option.

        Unless we tell you otherwise, the term "business combination" as used in this prospectus means an acquisition of, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business. In addition, unless we tell you otherwise, the term "existing stockholder" as used in this prospectus refers to the persons that held shares of our common stock prior to the date of this prospectus. Further, unless we tell you otherwise, the term "public stockholder" as used in this prospectus refers to those persons that purchase the securities offered by this prospectus and any of our existing stockholders that purchase these securities either in this offering or afterwards provided that our existing stockholders' status as "public stockholders" shall only exist with respect to those securities so purchased.

        We are a blank check company organized under the laws of the State of Delaware on April 12, 2005. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the federal services and defense industries.

        Companies operating in the federal services and defense industries contract to provide the federal government with outsourced services, including information technology and other technical services, and products and technologies. Joel R. Jacks, our Chairman and Chief Executive Officer, and Peter M. Schulte, our President and Secretary, are both co-founders and co-managers of CM Equity Management, L.P. and CMLS Management, L.P., which manage various private equity funds. Dr. Edward H. Bersoff, our Vice-Chairman, was the founder and chairman, president and chief executive officer of BTG, Inc., a federal services contractor. Messrs. Jacks and Schulte and Dr. Bersoff have collectively been involved in six platform companies and twelve acquisitions by such companies in the federal services industry. We believe, based upon the experience of our management and directors, that there are numerous attractive acquisition opportunities in these industries for several reasons, including the following:

  •
  Large Target Markets. The federal services and defense industries are very large markets. The U.S. government's procurement spending for the 2004 and 2003 fiscal years, the latest years for which such information was available to us, was approximately $327 billion and $290 billion, respectively. Of the 2003 amount, outsourced services alone amounted to approximately $160 billion. On the defense side, total procurement in the 2006 fiscal year is expected to exceed $78 billion.

  •
  Attractive Underlying Growth. The $160 billion outsourced federal services spending referred to above, as a whole, grew 6.1% per year between the 1994 and 2003 fiscal years. Due to the continuing threat to U.S. national security and the increased deployment of U.S. government resources abroad, we expect an increase in federal spending on national security-related information technology and intelligence over the next few years. For example, the Department of Defense plan recently submitted to Congress includes an 8.7% annual increase in procurement spending between the 2006 and 2011 fiscal years.

  •
  Federal Investments in Information Technology. The federal budget for information technology increased by 7.7% in the 2006 fiscal year as compared to the 2005 fiscal year to a total of $65.2 billion. We believe this spending will be focused on making the federal government's information technology infrastructure more flexible, reducing its operating costs and improving inter-agency communication. We also expect information technology investments to be an increasingly important component of the federal government's national security and intelligence priorities in coming years. For example, the Department of Homeland Security is increasing its information technology spending in the 2006 fiscal year by 35% over the 2005 fiscal year spending.

  •
  Outsourcing and Attrition of the Federal Workforce. Over the next few years, the federal government is expected to experience a significant outflow of managerial and technical civil servants. For instance, federal government estimates indicate that more than 30% of federal government employees will be eligible for retirement by 2006. We believe that, over the next few years, this level of attrition will require continuing emphasis on outsourcing by the federal government to meet its various responsibilities.

        Many federal service providers provide similar services to state and local governments and commercial entities. Accordingly, our target company may, to a lesser extent, provide services to state and local governments and commercial entities.

        Our initial business combination must be with an operating business whose fair market value is equal to at least 80% of our net assets at the time of such business combination.

        We were formed in the State of Delaware on April 12, 2005. Our offices are located at 900 Third Avenue, 33rd Floor, New York, New York 10022-4775, and our telephone number is (212) 909-8457.

 THE OFFERING

Securities Offered:	21,000,000 units, at $6.00 per unit, each unit consisting of:
• one share of common stock; and
• two warrants.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriter's option to purchase up to 3,150,000 additional units to cover over-allotments or 20 days after the exercise in full or in part by the underwriter of such option. In no event will CRT Capital Group LLC allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. In addition, the Company will file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of the Company's initial Current Report on Form 8-K. For more information, see "Description of Securities—Units."
Common Stock:
Number of shares outstanding before this offering:	5,250,000 shares
Number of shares to be outstanding after this offering:	26,250,000 shares
Warrants:
Number of warrants outstanding before this offering:	0 warrants
Number of warrants to be outstanding after this offering:	42,000,000 warrants
Exercisability:	Each warrant is exercisable for one share of common stock.
Exercise price:	$5.00
Exercise period:	The warrants will become exercisable on the later of:

	•	the completion of a business combination on terms as described in this prospectus; or
	•	, 2006.
The warrants will expire at 5:00 p.m., New York City time, on , 2009, or earlier upon redemption.
Redemption:	We may redeem the outstanding warrants:
	•	in whole and not in part;
	•	at a price of $.01 per warrant at any time after the warrants become exercisable;
	•	upon a minimum of 30 days' prior written notice of redemption; and
•
if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.
Proposed OTC Bulletin Board symbols for our securities:
Units:
Common Stock:
Warrants:
Offering proceeds to be held in trust:
$114,660,000 of the proceeds of this offering ($5.46 per unit sold) will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee, pursuant to an agreement to be signed on the date of this prospectus (and in the event the units are registered for sale or resale in Colorado, pursuant to Section 11-51-302(6) of the Colorado Revised Statutes). These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus and (ii) our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to effect the business combination. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $2,000,000 after the payment of the expenses relating to this offering).

None of the warrants may be exercised until after the consummation of a business combination. Thus, proceeds from the exercise of the warrants will be paid directly to us; those proceeds will not be held in trust. For more information, see "Description of Securities—Warrants."
The stockholders must approve business combination:
We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. We will proceed with the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights described below. For more information, see "Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of business combination."
Conversion rights for stockholders voting to reject a business combination:
Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their portion of the trust account, if the business combination is approved and consummated. Public stockholders who convert their stock will retain any warrants they hold. For more information, see "Proposed Business—Effecting a Business Combination—Conversion rights."

Liquidation if no business combination:
We will dissolve and promptly distribute only to our public stockholders the amount in our trust account plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, with respect to all shares of common stock owned by them whether acquired prior to or following this offering. For more information, see "Proposed Business—Effecting a Business Combination—Liquidation if no business combination."
Escrow of management shares:
On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. These shares will not be transferable during the escrow period and will not be released from escrow until , 2008 [three years from the date of this prospectus], except to their spouses or children and trusts established for their benefit. For more information, see "Principal Stockholders."

Risks

        In making your decision whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, and that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended. Therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing stockholders' initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc. and we do not satisfy such association's policy regarding unsound financial condition. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 8 of this prospectus.

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the related notes and schedules thereto, which are included in this prospectus. To date, our efforts have been limited to organizational activities, so only balance sheet data is presented. All numbers are rounded to the nearest whole number.

	April 27, 2005
	Actual	As Adjusted
Balance Sheet Data:
Working capital/(deficiency)	$(65,000)	$116,665,000
Total assets	220,000	116,665,000
Total liabilities	215,000	—
Value of common stock that may be converted to cash ($5.46 per share)	—	22,920,534
Stockholders' equity	5,000	93,744,466

        The "as adjusted" information gives effect to the sale of the units we are offering including the application of the estimated gross proceeds and the payment of the estimated remaining offering expenses.

        The working capital (as adjusted) and total assets (as adjusted) amounts include the $114,660,000 being held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust account will be distributed solely to our public stockholders.

        We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 21,000,000 shares of common stock sold in this offering, or 4,197,900 shares of common stock, at an initial per-share conversion price of $5.46, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in the offering.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Although we believe that the risks described below represent all of the material risks we face, additional risks not currently known to us may also harm us or affect your investment.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses in the federal services and defense industries. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate.

        We must complete a business combination with a fair market value of at least 80% of our net assets at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation for a business combination. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $6.00 per share upon distribution of the trust account, and our warrants will expire worthless.

        If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation value will be less than $6.00 because of the expenses related to this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, the warrants will expire worthless if we liquidate before the completion of a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

        Since the net proceeds of this offering are intended to be used to complete a business combination with one or more operating businesses that have not been identified, we may be deemed to be a "blank check" company under the federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC, upon consummation of this offering including an audited balance sheet demonstrating this fact, we believe that we are exempt from rules promulgated by the Securities and Exchange Commission, or SEC, to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradeable and we have a longer period of time within which to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Proposed Business—Comparison to Offerings of Blank Check Companies" below.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $5.46 per share.

        Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $5.46, plus interest, due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, Joel R. Jacks, our chairman and chief executive officer, and Peter M. Schulte, our president and secretary, may be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or products sold to us or claims of prospective target businesses. However, we cannot assure you that they will be able to satisfy those obligations.

Since we have not currently selected any prospective target businesses with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of any particular target business' operations.

        Since we have not yet identified any prospective target businesses, investors in this offering have no current basis to evaluate the possible merits or risks of any particular target business' operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business. For a more complete discussion of our selection of target businesses, see the section below entitled "Proposed Business—Effecting a Business Combination—We have not identified any target businesses."

We may issue shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

        Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriter's over-allotment option), there will be 31,750,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

  •
  may significantly reduce the equity interest of investors in this offering;

  •
  may cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock.

        For a more complete discussion of the possible structure of a business combination, see the section below entitled "Proposed Business—Effecting a Business Combination—Selection of a target business and structuring of a business combination."

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

        Although we have no commitments as of the date of this offering to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. The incurrence of debt:

  •
  may lead to default and foreclosure on our assets if our operating earnings after a business combination are insufficient to pay our debt obligations;

  •
  may cause an acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach the covenants contained in any debt agreements, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

  •
  may create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debts are payable on demand; and

  •
  may hinder our ability to obtain additional financing, if necessary, to the extent any debt agreements contain covenants restricting our ability to obtain additional financing while such debt is outstanding, or to the extent our existing leverage discourages other potential investors.

Our ability to successfully effect a business combination and to be successful afterwards will be completely dependent upon the efforts of our key personnel, some of whom may join us following a business combination and may be unfamiliar with the requirements of operating a public company, which may adversely affect our operations.

        Our ability to successfully effect a business combination will be completely dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Specifically, the members of our current management are not obligated to remain with us subsequent to a business combination, and we cannot assure you that the resignation or retention of our current management will be included as a term or condition in any agreement with respect to a business combination. Although we expect one or more members of our management to serve on our Board of Directors following a business combination, subject to continued election by the stockholders, it is unlikely that they will operate the target company on a day-to-day basis. Accordingly, we anticipate employing other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws which could cause us to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations.

        Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. This could have a negative impact on our ability to consummate a business combination. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers is engaged in other business endeavors and is not obligated to contribute any specific number of hours per week to our affairs. If our officers' other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled "Certain Relationships and Related Transactions."

Our officers and directors are and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        Our officers and directors may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Further, certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. For example, Joel R. Jacks, our chairman and chief executive officer, and Peter M. Schulte, our president and secretary, have preexisting fiduciary obligations that arise as a result of their affiliations with the private equity funds for which they act as principals and their directorships with those funds' portfolio companies. In addition, Dr. Edward H. Bersoff, our vice-chairman, and Arthur L. Money, our non-executive director, serve on the boards of various companies in the federal services and defense industries. Due to these existing affiliations, our officers and directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled "Management—Directors and Executive Officers" and "Certain Relationships and Related Transactions."

Because all of our directors own shares of our securities that will not participate in liquidation distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

        All of our directors own stock in our company, but have, with respect to those shares of common stock acquired by them prior to this offering, waived their right to receive distributions upon our liquidation in the event we fail to complete a business combination. Additionally, Joel R. Jacks, Peter M. Schulte and Dr. Edward H. Bersoff have agreed with CRT Capital Group LLC that after this offering is completed and within the first forty trading days after separate trading of the warrants has commenced, they or certain of their affiliates or designees collectively will place bids for and, if their bids are accepted, purchase up to 1,428,571 warrants in the public marketplace at prices not to exceed $.70 per warrant. Assuming a purchase price of $.70 per warrant, the purchase of such warrants would amount to an investment of approximately $1,000,000, which was determined to be an appropriate amount by CRT Capital Group LLC and our management to demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire with no value if we are unable to consummate a business combination. However, none of our executive directors or any of their affiliates is precluded from acquiring additional warrants or shares of common stock in the aftermarket if any of them so chooses. The shares and warrants owned by our directors will be worthless if we do not consummate a business combination. The personal and financial interests of our directors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. Consequently, our directors' discretion in identifying and selecting suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

  •
  make a special written suitability determination for the purchaser;

  •
  receive the purchaser's written agreement to a transaction prior to sale;

  •
  provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

  •
  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

        If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of services or products.

        The net proceeds from this offering will provide us with approximately $116,660,000, which we may use to complete business combinations. Our initial business combination must be with an operating business whose fair market value, is at least equal to 80% of our net assets at the time of such business combination. It is probable that the company we acquire in our initial business combination will have only a limited number of services or products. The resulting lack of diversification may:

  •
  result in our dependency upon the performance of a single or small number of operating businesses;

  •
  result in our dependency upon the development or market acceptance of a single or limited number of services, processes or products; and

  •
  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the performance of the initial target business we acquire and such target business may not be successful.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, together with additional financing if available, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

  •
  our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction;

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  our obligation to convert into cash certain shares of common stock in the event a business combination is consummated and public stockholders owning less than 20% of the shares sold in this offering vote against such business combination and exercise their conversion rights may reduce the resources available for a business combination; and

  •
  our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

        Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

        Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination because we have not yet identified any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure or abandon that particular business combination and seek alternative target business candidates. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target businesses. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

        Upon consummation of our offering, our existing stockholders will collectively own approximately 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). None of our existing stockholders has indicated to us that he intends to purchase securities in this offering. Additionally, three of our existing stockholders, Joel R. Jacks, Peter M. Schulte and Dr. Edward H. Bersoff, have agreed with CRT Capital Group LLC to bid for and, if accepted, purchase up to an aggregate of 1,428,571 warrants, at prices not to exceed $.70 per warrant, subject to certain conditions, through open market transactions within the first forty trading days after such warrants begin trading separately from our shares of common stock. Furthermore, our existing stockholders are not precluded from purchasing additional warrants or shares of common stock in the aftermarket. Any exercise of these warrants by these existing stockholders would substantially increase their relative percentage ownership in us.

        In connection with the vote required for our initial business combination, all of our existing stockholders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion.

        Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket, and they will have full voting rights with respect to any shares of common stock they may acquire, either through this offering or in subsequent market transactions. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote on a business combination.

Our amended and restated certificate of incorporation and by-laws contain certain provisions that may make it more difficult, expensive or otherwise discourage, a tender offer or a change in control or takeover attempt by a third party, even if such a transaction would be beneficial to our stockholders.

        The existence of certain provisions in our amended and restated certificate of incorporation and by-laws may have a negative impact on the price of our common stock by discouraging a third party from purchasing our common stock. These provisions could also have the effect of discouraging a third party from pursuing a non-negotiated takeover of our company and preventing certain changes of control. In addition to our staggered board, our by-laws require that, subject to certain exceptions, any stockholder desiring to propose business or nominate a person to the board of directors at a stockholders meeting must give notice of any proposals or nominations within a specified time frame. Our by-laws also limit the ability of stockholders to remove directors, call stockholders meetings and act by written consent and provide that vacancies of the board of directors may only be filled by a majority of the remaining directors. For a complete discussion of these provisions, see the section below entitled "Description of Securities—Restrictive Provisions of our Amended and Restated Certificate of Incorporation and By-Laws."

Our existing stockholders paid approximately $.001 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29% or $1.75 per share (the difference between the pro forma net tangible book value per share of $4.25 and the initial offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

        In connection with this offering, as part of the units, we will be issuing warrants to purchase 42,000,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you will experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

        Our existing stockholders are entitled to demand that we register the resale of their shares of common stock in certain circumstances. For more information, see "Certain Relationships and Related Transactions—Prior Share Issuances." If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 5,250,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the cost of a target business, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading price of our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably could use or threaten to use their investigative or enforcement powers to hinder resales in their states.

        We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. If you are not an "institutional investor," you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to an exemption provided to these investors under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled "Underwriting—State Blue Sky Information" below.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

        Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by the National Association of Securities Dealers, Inc., or NASD, but not included in the Nasdaq Stock Market. We cannot assure you that our securities will be or will continue to be quoted on the OTC Bulletin Board. Quotation of our securities on the OTC Bulletin Board may limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. Lack of liquidity may limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

  •
  restrictions on the nature of our investments; and

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  restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

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  registration as an investment company;

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  adoption of a specific form of corporate structure; and

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  reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

        We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in "government securities" with specific maturity dates or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not provided for.

Our directors may not be considered "independent" under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

        Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not "independent." If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement by us. Additionally, there is no limit on the out-of-pocket expenses that could be incurred by our directors, and there will be no review of the reasonableness of the expenses we reimburse and by anyone other than our board of directors, which would include persons who may seek reimbursement or a court of competent jurisdiction if such reimbursements are challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Because our existing stockholders' initial equity investment was only $6,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

        Pursuant to the Statement of Policy Regarding Promoters Equity Investment promulgated by The North American Securities Administrators Association, Inc. any state administrator may disallow an offering of a development stage company if the initial equity investment by a company's promoters does not exceed: (i) 10% of the first $1,000,000, (ii) 7% of the next $500,000, (iii) 5% of the next $500,000, and (iv) 2.5% of the balance over $2,000,000, in each case of the aggregate public offering price. The initial investment of $6,000 of our existing stockholders, certain of whom may be deemed "promoters", is less than the required minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the existing stockholders may not adequately protect investors.

Because the report of Eisner LLP, our independent registered public accounting firm, contains a going concern qualification, and, to date, we have no revenues from operations and an accumulated deficit, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition.

        Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by the North American Securities Administrators Association, Inc., any state administrator may disallow an offering if the financial statements of the issuer contain a footnote or the independent auditor's report contains an explanatory paragraph regarding the issuer's ability to continue as a going concern and the issuer has (i) an accumulated deficit, (ii) negative shareholder equity, (iii) an inability to satisfy current obligations as they come due or (iv) negative cash flow or no revenues from operations. The report of Eisner LLP, our independent registered public accounting firm, contains a going concern qualification and we have no revenues from our operations and an accumulated deficit. Accordingly, a state administrator would have the discretion to disallow our offering if it so elects. We cannot assure you that our offering would not be disallowed in one or more states pursuant to this policy.

Risks associated with the federal services and defense industries

        We may acquire an operating businesses that contracts directly with the federal government and its agencies, in which case the risks below would directly affect us. We may also acquire an operating business that acts as a subcontractor, supplier or partner with another party or parties that contract with the federal government and its agencies, in which case the risk factors below would still affect us directly or indirectly.

The loss or impairment of our relationship with the federal government and its agencies could adversely affect our business.

        Our target company may derive a substantial portion of its revenue from government contracts, either directly or as a subcontractor, partner or supplier to a party working under such a contract. If our target company or other company with which it had any such relationship were suspended or prohibited from contracting with the federal government or its agencies, or with a significant agency of the government, or if any of these agencies ceased doing business with them or significantly decreased the amount of business it does with them, our target company's business, prospects, financial condition and operating results could be significantly impaired.

Changes by the federal government in its spending priorities may cause a reduction in the demand or profitability of the federal services and defense industries that we may ultimately offer.

        Because our target company will derive a significant portion of its revenues from contracts with the federal government or its agencies, we believe that the success and development of the target company's business will depend on its successful participation in the federal contract program. Changes in the federal government budgetary priorities could directly affect the target company's financial performance. Government expenditures tend to fluctuate based on a variety of political, economic and social factors. A significant decline in government expenditures, or a shift of expenditures away from programs our target company supports, or a change in federal government contracting policies causing its agencies to reduce their expenditures under contracts, to exercise their right to terminate contracts at any time without penalty, not to exercise options to renew contracts or to delay or not enter into new contracts, could adversely affect our target company's business, prospects, financial condition or operating results. Moreover, although contracts with governmental agencies often contemplate that the services will be performed over a period of several years, Congress usually must approve funds for a given program each government fiscal year and may significantly reduce or eliminate funding for a program. Significant reductions in these appropriations by Congress or the failure by Congress to pass a budget resolution in a timely manner could have a material adverse effect on our target company's business.

Federal government contracts often contain provisions that are unfavorable, which could adversely affect our business.

        Federal government contracts contain provisions and are subject to laws and regulations that give the federal government rights and remedies not typically found in commercial contracts, including without limitation, allowing the federal government to:

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  terminate existing contracts for convenience, as well as for default;

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  reduce or modify contracts or subcontracts;

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  cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

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  decline to exercise an option to renew a multi-year contract;

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  claim rights in services or products provided by the target company;

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  suspend or debar the target company from doing business with the federal government or with a governmental agency; and

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  control or prohibit the export of products.

        If the federal government terminates a contract "for convenience" (for instance, due to a change in its perceived needs or its desire to consolidate work under another contract), our target company may recover only its incurred or committed costs, settlement expenses and profit on services completed prior to the termination. If the government terminates a contract for default, our target company may not recover even those amounts, and instead may be liable for excess costs incurred by the government or agency in procuring undelivered services or products from another source. As is common with government contractors, some of our target company's contracts may experience performance issues in the future. Our target company may in the future receive "show cause" or cure notices under contracts that, if not addressed to the government's satisfaction, could give the government the right to terminate those contracts for default or to cease procuring services under those contracts in the future. Even if the target company is not directly the party to a government contract, as in the case of a subcontract relationship, the impact of the above on the prime contractor would likely have a material adverse effect on our target company.

We will likely have to comply with complex procurement laws and regulations, and the cost of compliance with these laws and regulations and penalties and sanctions for any non-compliance could adversely affect our business.

        Our target company will likely have to comply with and will be affected by laws and regulations relating to the formation, administration and performance of federal government contracts, which affect how the target company does business with its customers and may impose added costs on its business. For example, our target company or parties with which it does business will likely be subject to the Federal Acquisition Regulations and all supplements, which comprehensively regulate the formation, administration and performance of federal government contracts, and to the Truth-in-Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with contract negotiations. If a government review or investigation uncovers improper or illegal activities, our target company may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies, which could materially adversely affect our target company's business, prospects, financial condition or operating results. In addition, our target company or parties with which it does business will likely be subject to industrial security regulations of Department of Defense and other federal agencies that are designed to safeguard against foreigners' access to classified information. The target company may also be liable for systems and services failure and security breaks with respect to the solutions, services or products, or other applications it sells to the government. If the target company were to come under foreign ownership, control or influence, its federal government customers could terminate or decide not to renew their contracts, and it could impair their ability to grant new contracts to our target company.

The federal government may reform its procurement or other practices in a manner adverse to us.

        The federal government may reform its procurement practices or adopt new contracting rules and regulations, including cost-accounting standards, that could be costly to satisfy or that could impair our target company's ability to obtain new contracts. It also could adopt new contracting methods to General Services Administration, or GSA, or other government-wide contracts, or adopt new standards for contract awards intended to achieve certain social or other policy objectives, such as establishing new set-aside programs for small or minority-owned businesses. In addition, the federal government may face restrictions from new legislations or regulations, as well as pressure from government employees and their unions, on the nature and amount of services the federal government may obtain from private contractors. These changes could impair our target company's ability to obtain new contracts. Any new contracting methods could be costly or administratively difficult for our target company to implement and, as a result, could harm its operating results.

Government contracts are usually awarded through a competitive bidding process which entails risks not present in other circumstances.

        A meaningful amount of the business that our target company may expect to seek directly or through parties with which it does business in the foreseeable future will likely be awarded through competitive bidding. Competitive bidding presents a number of risks, including without limitation:

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  the need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and cost overruns;

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  the substantial cost and managerial time and effort that our target company may spend to prepare bids and proposals for contracts that may not be awarded to our target company;

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  the need to accurately estimate the resources and cost structure that will be required to service any contract our target company is awarded; and

  •
  the expense and delay that may arise if our target company's or its partners' competitors protest or challenge contract awards made to our target company or partners pursuant to competitive bidding, and the risk that any such protest or challenge could result in the resubmission of bids on modified specifications, or in termination, reduction or modification of the awarded contract.

        Our target company may not be provided the opportunity to bid on contracts that are held by other companies and are scheduled to expire if the government determines to extend the existing contracts. If our target company is unable to win particular contracts that are awarded through the competitive bidding process or our target company is unable to consistently win new contract awards over any extended period its business and prospects could be adversely affected.

Federal government customers spend their procurement budgets through multiple award contracts and our target company's failure to successfully compete for post-award orders under these contracts could adversely affect its business.

        Budgetary pressure and reforms in the procurement process may cause the federal government to increase its use of task order or delivery order contracts (commonly known in the industry as "indefinite delivery, indefinite quantity" contracts, or ID/IQ contracts), including GSA Contracts, and other government-wide acquisition contracts, or GWAC contracts, to purchase services or products. Under a task order or delivery order contract, the federal government may submit, but is not required to submit, orders for services or products. Thus, the revenue that may be realized under these contracts is not guaranteed, but instead depends, among other things, on the quantity or orders that the government in fact submits to the contractor. Such contracts, some of which are awarded to multiple contractors, have increased pricing pressure and require that contractors make sustained post-award efforts to procure service orders in order to realize revenue under such contracts. Our target company may not be able to successfully sell its services or products or otherwise increase its revenues under these contracts. Our target company's failure to compete effectively in the procurement environment could have a material adverse effect on our target company's business, prospects, financial condition and results of operations.

We may lose money on some contracts if we underestimate the resources we need to perform under the contract.

        Our target company may provide services or products to the federal government under three types of contracts: cost-plus-fee, time-and-materials, and fixed-price. Each of these types of contracts, to differing degrees, involves the risk that our target company could underestimate its cost of fulfilling the contract, which may reduce the profit it earns or lead to a financial loss on the contract.

  •
  Under cost-plus-fee contracts, which are subject to a ceiling amount, our target company may be reimbursed for allowable costs and paid a fee, which may be fixed or performance-based. However, if its costs exceed the ceiling or are not allowable under the terms of the contract or applicable regulations, our target company may not be able to recover those costs.

  •
  Under time-and-materials contracts, our target company may be reimbursed for labor at negotiated hourly billing rates and for certain expenses, and our target company assumes the risk that its costs of performance may exceed the negotiated hourly rates.

  •
  Under fixed-price contracts, our target company performs specific tasks for a fixed price. Compared to cost-plus-fee contracts and time-and-materials contracts, fixed-price contracts involve greater financial risk because our target company bears the impact of cost overruns. To the extent its actual costs exceed the estimates upon which the price was negotiated, our target company will generate less than the anticipated amount of profit or could incur a loss.

Our contracts with the federal government and its agencies will be subject to audits and cost adjustments.

        The federal government audits and reviews performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. Like most government contractors, our target company's' contract costs will be audited and reviewed on a continual basis. In addition, nonaudit reviews by the government may still be conducted on all government contracts. An audit of work performed by our target company could result in a substantial adjustment to its revenues because any costs found to be improperly allocated to a specific contract will not be reimbursed, and revenues our target company may have already recognized may need to be refunded. If a government audit uncovers improper or illegal activities, our target company may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies. In addition, our target company could suffer serious harm to reputation if allegations of impropriety were made.

Our business depends upon obtaining and maintaining required security clearances, and our failure to do so could result in termination of certain of our contracts or cause us to be unable to bid or rebid on certain contracts.

        Many federal government contracts will require our target company's employees to maintain various levels of security clearances, and our target company may be required to maintain certain facility security clearances complying with federal government requirements. Obtaining and maintaining security clearances for employees involves a lengthy process, and it is difficult to identify, recruit and retain employees who already hold security clearances. If our target company's employees are unable to obtain or retain security clearances or if such employees who hold security clearances terminate employment with the target company, the customer whose work requires cleared employees could terminate the contract or decide not to renew it upon its expiration. In addition, we expect that some of the contracts on which our target company will bid will require it to demonstrate its ability to obtain facility security clearances and perform work with employees who hold specified types of security clearances. To the extent our target company is not able to obtain facility security clearances or engage employees with the required security clearances for a particular contract, it may not be able to bid on or win new contracts, or effectively rebid on expiring contracts.

Failure to maintain strong relationship with other contractors could result in a decline in our revenue.

        Our target company may act as a subcontractor or under a "teaming" arrangement in which the target company and other contractors jointly bid on particular contracts or programs. As a subcontractor or team member, the target company will often lack control over fulfillment of a contract, and poor performance on the contract could tarnish its reputation, even when the target company performs as required. Moreover, our target company's revenue and operating results could be adversely affected if any prime contractor or teammate chooses to offer a client services of the types that the target company provides or if any prime contractor or teammate teams with other companies to independently provide those services.

We may rely on third-party manufacturers or subcontractors to complete our contracts, and any delay or failure to perform by these manufacturers or subcontractors may result in a decline in our revenue.

        Our target company may use third-party manufacturers in addition to or instead of any internal manufacturing capacity that it may have. This arrangement affords less control over the reliability of supply, quality and price of products or components than internal manufacturing. Our target company may risk disruptions in its supply of key products and components if its suppliers fail to perform because of strikes, natural disasters, financial condition or other factors beyond its control of our target business. Products that are supplied by a third-party manufacturer may not perform as expected, and these performance failures may result in delays in completion of a project or additional costs to complete a project. Any delay by subcontractors to complete their portion of a project, or any failure by a subcontractor to satisfactorily complete its portion of a project, may result in delays in the overall progress of the project and may cause our target business to incur additional costs. The additional costs incurred by our target company due to the delay or failure to perform by a third-party manufacturer or a subcontractor may be substantial. While our target company may recover some of these additional costs from the responsible third-party manufacturer or subcontractor, it may not be able to recover all of these costs in all circumstances.

We may be unable to protect or enforce our intellectual property rights.

        After completing a business combination, the protection of our target company's trade secrets, proprietary know-how, technological innovations and other proprietary rights through patents and other intellectual property protections in the U.S. and other countries may be critical to our success. We may rely on a combination of patent, copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology or other rights that we may acquire. Despite our efforts, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Our competitors may file patent applications or obtain patents and proprietary rights that block or compete with our patents. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on our competitive position and business.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over Allotment Option	With Over- Allotment Option
Gross proceeds	$126,000,000	$144,900,000
Offering expenses(1)
Underwriting discount (7% of gross proceeds)	8,820,000	10,143,000
Legal fees and expenses (including blue sky services and expenses)	225,000	225,000
Miscellaneous expenses(2)	135,360	135,360
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	25,000	25,000
SEC registration fee	45,500	45,500
NASD registration fee	39,140	39,140
Net proceeds
Held in trust	114,660,000	132,237,000
Not held in trust	2,000,000	2,000,000

Total net proceeds	$116,660,000	$134,237,000

Use of net proceeds not held in trust(3)
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$1,000,000	(50.00)%
Legal and accounting fees relating to SEC reporting obligations	80,000	(4.00)%
Administrative fees relating to office space	180,000	(9.00)%
Working capital to cover miscellaneous expenses, stockholder note payable, D&O insurance and reserves	740,000	(37.00)%

Total	$2,000,000	(100.00)%

(1)
A portion of the offering expenses have been paid from the funds we received from Joel R. Jacks and Peter M. Schulte, as described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)
Miscellaneous expenses include the reimbursement of our existing stockholders for out-of-pocket expenses incurred in connection with the offering.

(3)
The amount of proceeds not held in trust remain constant if the over-allotment option is exercised.

        We intend to use the proceeds from the sale of the units to acquire one or more operating businesses in the federal services and defense industries.

        Of the net proceeds, $114,660,000, or $132,237,000 if the underwriter's over-allotment option is exercised in full, of net proceeds will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target businesses.

        We have agreed to pay CM Equity Management, L.P., an affiliate of Messrs. Jacks and Schulte, a monthly fee of $7,500 for general and administrative services including office space, utilities and secretarial support. We believe, based on rents and fees for similar services in the New York, New York metropolitan area, that the fee charged by CM Equity Management, L.P. is at least as favorable as we could have obtained from an unaffiliated third party.

        $2,000,000 of the net proceeds, regardless of whether the underwriter's over-allotment option is exercised in full, will not be placed in trust and will be available for our use. We intend to use the excess working capital (approximately $740,000) for director and officer liability insurance premiums (approximately $200,000), with the balance of $540,000 being held in reserve for other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of- pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and may include engaging market research and valuation firms, as well as other third party consultants. Our existing stockholders, directors, officers, or and their affiliates, will not receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

        We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target businesses, which may include subsequent acquisitions.

        As of April 18, 2005, Joel R. Jacks and Peter M. Schulte have loaned a total of $154,000 to us for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of April 18, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering used for the payment of offering expenses.

        The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested only in United States "government securities," defined as any Treasury Bill issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of the net proceeds not held in trust during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

        We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, the report of Eisner LLP, our independent registered public accounting firm, contains a going concern qualification.

        Other than the $7,500 monthly fee payable to CM Equity Management, L.P. in connection with the general and administrative services arrangement, no compensation of any kind (including finders and consulting fees) will be paid to any of our existing stockholders, officers or directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders, officers, directors and their affiliates, will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Because the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination. In addition, we will pay a cash fee to CRT Capital Group LLC equal to 1% of the fair market value of our initial business combination at the closing of that transaction.

        A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation upon our failure to complete a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period) or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

CAPITALIZATION

        The following table sets forth our capitalization at April 27, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	April 27, 2005
	Actual (audited)	As Adjusted
Notes payable to stockholders	$154,000	$—
Total debt	154,000	—

Common stock, $.0001 par value, 0 and 4,197,900 of which, respectively, are subject to conversion	—	22,920,534

Stockholders' equity
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued and outstanding	—	—

Common stock, $.0001 par value, 100,000,000 shares authorized; 5,250,000 shares issued and outstanding; 22,052,100 shares issued and outstanding (excluding 4,197,900 shares which are subject to conversion), as adjusted	525	2,205
Additional paid-in capital	5,475	93,743,261
Deficit accumulated during the development stage	(1,000)	(1,000)

Total stockholders' equity	5,000	93,744,466

Total capitalization	$159,000	$116,665,000

        If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At April 27, 2005, our net tangible book value was a deficiency of approximately $65,000, or approximately $.01 per share of common stock. After giving effect to the sale of 16,802,100 shares of common stock included in the units (but excluding shares underlying the warrants included in the units), and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 4,197,900 shares of common stock which may be converted into cash) at April 27, 2005 would have been approximately $93,744,466 or $4.25 per share, representing an immediate increase in net tangible book value of $4.26 per share to the existing stockholders and an immediate dilution of $1.75 per share or 29% to new investors not exercising their conversion rights.

        The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units (all numbers are rounded to the nearest whole cent):

Public offering price		$6.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors	$4.26

Pro forma net tangible book value after this offering		$4.25

Dilution to new investors		$1.75

        Our pro forma net tangible book value after this offering has been reduced by approximately $22,920,534 because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering (all numbers are rounded to the nearest whole cent).

        The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(65,000)
Proceeds from this offering	116,660,000
Offering costs excluded from net tangible book value before this offering	70,000
Less: Proceeds held in trust subject to conversion to cash ($114,660,000×19.99%)	(22,920,534)

93,744,466
Denominator:
Shares of common stock outstanding prior to this offering	5,250,000
Shares of common stock included in the units offered	21,000,000
Less: Shares subject to conversion (21,000,000×19.99%)	(4,197,900)

22,052,100

        The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percentage	Amount	Percentage(1)
Existing stockholders	5,250,000	20%	$6,000	0.0048%	$0.0011(1)
New investors	21,000,000	80%	$126,000,000	99.9952%	$6.00

Total	26,250,000	100.00%	$126,006,000	100.00%

(1)
Rounded to the nearest ten-thousandth.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        We are a blank check company organized under the laws of the State of Delaware on April 12, 2005 and were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the federal services and defense industries. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination.

        The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

  •
  may significantly reduce the equity interest of our stockholders;

  •
  will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

  •
  may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

  •
  default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach the covenants contained in any debt securities, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

  •
  an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

  •
  our inability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

        To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

        We estimate that the net proceeds from the sale of the units will be $116,660,000 (or $134,237,000 if the underwriter's over-allotment is exercised in full), after deducting offering expenses of approximately $520,000 and underwriting discounts of approximately $8,820,000 (or $10,143,000 if the underwriter's over-allotment option is exercised in full). Of this amount, $114,660,000, or $132,237,000 if the underwriter's over-allotment option is exercised in full, will be held in trust and the remaining $2,000,000 in either case will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire an operating business, including identifying and evaluating prospective acquisition candidates, selecting an operating business, and structuring, negotiating and consummating the business combination. However, we may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

        We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

  •
  approximately $1,000,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

  •
  approximately $80,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

  •
  approximately $180,000 of expenses in administrative fees relating to our office space; and

  •
  approximately $740,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $200,000 for director and officer liability insurance premiums and $154,000 to repay the loans from Joel R. Jacks and Peter M. Schulte as discussed below.

        We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business. However, we may need to obtain additional financing through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We may consummate such a financing in connection with the consummation of a business combination.

        As of April 18, 2005, Joel R. Jacks and Peter M. Schulte have loaned a total of $154,000 to us for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of April 18, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering used for the payment of offering expenses.

PROPOSED BUSINESS

Introduction

        We are a blank check company organized under the laws of the State of Delaware on April 12, 2005. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the federal services and defense industries.

        Companies operating in the federal services and defense industries contract to provide the federal government with outsourced services, including information technology and other technical services, and products and technologies. Joel R. Jacks, our Chairman and Chief Executive Officer, and Peter M. Schulte, our President and Secretary, are both co-founders and co-managers of CM Equity Management, L.P. and CMLS Management, L.P., which manage various private equity funds. Dr. Edward H. Bersoff, our Vice-Chairman, was the founder and chairman, president and chief executive officer of BTG, Inc., a federal services contractor. Messrs. Jacks and Schulte and Dr. Bersoff have collectively been involved in six platform companies and twelve acquisitions by such companies in the federal services industry. We believe, based upon the experience of our management and directors, that there are numerous attractive acquisition opportunities in these industries for several reasons, including the following:

  •
  Large Target Markets. The federal services and defense industries are very large markets. The U.S. government's procurement spending for the 2004 and 2003 fiscal years, the latest years for which such information was available to us, was approximately $327 billion(1) and $290 billion(2), respectively. Of this amount, the budget for outsourced services alone amounted to approximately $160 billion(2). On the defense side, total procurement in the 2006 fiscal year is expected to exceed $78 billion(3).

  •
  Attractive Underlying Growth. The $160 billion outsourced federal services spending referred to above, as a whole, grew 6.1% per year between the 1994 and 2003 fiscal years(2). Due to the continuing threat to U.S. national security and the increased deployment of U.S. government resources abroad, we expect an increase in federal spending on national security-related information technology and intelligence over the next few years. For example, the Department of Defense plan recently submitted to Congress includes an 8.7% annual increase in procurement spending between the 2006 and 2011 fiscal years(4).

(1)
FY 2004 Federal Awards by Department, Federal Procurement Data System (www.fpds.gov).

(2)
Federal Procurement Spending, 1994-2003, The 2004 PSC Services Sector Review, Professional Services Council.

(3)
Procurement Programs (P-1), Department of Defense Budget, Fiscal Year 2006, Office of the Under Secretary of Defense (Comptroller), dated February 2005.

(4)
FY 2006 President's Budget Request Tables, President Bush's FY 2006 Defense Budget, dated February 7, 2005.

•
Federal Investments in Information Technology. The federal budget for information technology increased by 7.7% in the 2006 fiscal year as compared to the 2005 fiscal year to a total of $65.2 billion(5). We believe this spending will be focused on making the federal government's information technology infrastructure more flexible, reducing its operating costs and improving inter-agency communication. We also expect information technology investments to be an increasingly important component of the federal government's national security and intelligence priorities in coming years. For example, the Department of Homeland Security is increasing its information technology spending in the 2006 fiscal year by 35% over the 2005 fiscal year spending(6).

(5)
Report on Information Technology (IT) Spending for the Federal Government For Fiscal Years 2004, 2005, and 2006, dated April 2005.

(6)
President's 2006 Information Technology Budget Supports National Priorities And Focuses On Results, Release of the Executive Office of the President, Office of Management and Budget, dated February 8, 2005.

•
Outsourcing and Attrition of the Federal Workforce. Over the next few years, the federal government is expected to experience a significant outflow of managerial and technical civil servants. For instance, federal government estimates indicate that more than 30% of federal government employees will be eligible for retirement by 2006(7). We believe that, over the next few years, this level of attrition will require continuing emphasis on outsourcing by the federal government to meet its various responsibilities.

(7)
Federal Employee Retirements: Expected Increase Over the Next 5 Years Illustrates Need for Workforce Planning; Report to the Chairman, Subcommittee on Civil Service and Agency Organization, Committee on Government Reform, House of Representatives, United States General Accounting Office, dated April 2001.

        These trends listed above have given rise to a large number of private companies that serve the federal government in the federal services and defense industries. We will seek a company that exhibits a number of favorable characteristics, including the following:

  •
  stability and continuity in its customer relationships;

  •
  attractive market positions resulting from, among other things, barriers to entry, complexity in the procurement process and, in certain cases, security clearance requirements;

  •
  consistent operating margins; and

  •
  low capital intensity resulting in strong cash flow.

        The Company will likely acquire a business that operates in one or more of the following sectors of the federal services and defense industries. In selecting its target, the Company has no preference among these various sectors:

  •
  Human Resources—government workforce management

  •
  Financial Management—program review, efficiency and cost-benefit analyses and accounting functions

  •
  Environmental—analysis; policy development; management

  •
  Information Technology—management of government information

  •
  Site Management—real estate services

  •
  Engineering—civil and military

  •
  Logistics—good and services supply chain management

  •
  Data Analysis—collection, review and organization of information

  •
  Program Management—outsourced management of government programs

  •
  Policy Consulting—study and development of policies

  •
  Communications—intra-, inter- and extra-government communications management

  •
  Systems Engineering and Technical Analysis—technical support for government programs

  •
  Network Management and Administration—helping insure the continued operation of government networks

  •
  Information Security—helping protect government information

  •
  Outsourcing—augmenting government staff

  •
  Defense—procurement and resale of products related to defense programs

  •
  Aerospace—procurement and resale of products related to aerospace programs

  •
  Intelligence—procurement and resale of products related to intelligence programs

  •
  Homeland Security—procurement and resale of products related to homeland security

        There has been a high level of acquisition activity among companies operating in the federal services and defense industries in recent years. We believe that these transactions occurred for a variety of reasons, including competitive pressure to improve economies of scale, operating complexity and the desire of companies' founders to gain liquidity. We believe that these trends will continue and will create attractive acquisition opportunities for us.

        Many federal service providers provide similar services to state and local governments and commercial entities. Accordingly, our target company may, to a lesser extent, provide services to state and local governments and to commercial entities.

Management Expertise

        We believe that our management's expertise in the federal services industry, as well as the established relationships and reputation of our non-executive director, will provide us with extensive access to attractive acquisition opportunities. Joel R. Jacks, our chairman and chief executive officer, Peter M. Schulte, our president and secretary, and Dr. Edward H. Bersoff, our vice-chairman, have collectively been involved in six platform companies and twelve acquisitions by such companies in the federal services industry. Messrs. Jacks and Schulte are both co-founders and co-managers of CM Equity Management, L.P. and CMLS Management, L.P., which manage various private equity funds. CM Equity Management, L.P. and CMLS Management, L.P. are sometimes referred to in this prospectus as CMEP. At CMEP, and at a previous private investment partnership with which Mr. Schulte was associated, they have invested in five separate platform acquisitions in the federal services industry over the past 10 years, and these platform companies have acquired six additional companies in such industry, ranking Messrs. Jacks and Schulte among the most active middle-market private equity investors in the industry. Dr. Bersoff was the founder and chairman, president and chief executive officer of BTG, Inc., a federal services contractor providing information technology services to civilian, federal and intelligence agencies. Under Dr. Bersoff's leadership, BTG Inc. completed six acquisitions in the federal services sector. As a result, Messrs. Jacks and Schulte and Dr. Bersoff possess an established network of contacts among industry executives, business owners and former federal government officials to generate proprietary deal flow, as well as a deep understanding of the dynamics at work in the federal services industry. Mr. Arthur L. Money has served in various capacities with the federal government. Accordingly, Mr. Money can assist us in evaluating the businesses of potential acquisition candidate. Mr. Money may also introduce us to his contacts among industry executives and business owners in the federal services and defense industries, thereby increasing our ability to find a suitable candidate for a business combination.

Established Deal Sourcing Network

        Through the experience of our management and directors, we believe that we have extensive contacts and sources from which to generate acquisition opportunities. These contacts and sources include securities broker-dealers, investment bankers, business brokers, private equity and venture capital funds, private and public companies, bankers, attorneys, accountants and other members of the financial community. Any fee payable to unaffiliated third parties for sourcing a transaction will be negotiated on an arms-length basis and will be payable only upon the completion of a business combination. We believe that our management and directors have developed strong reputations within the investment community over their years in the investment banking, leveraged buyout and business consulting industries. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination under consideration and have not had any discussions, formal or otherwise, with respect to such a transaction.

        Our officers and directors and their affiliates may also bring to our attention acquisition candidates. In no event will we pay any of our existing stockholders, officers or directors, or any entity with which they are affiliated, any finders fee or other compensation for services rendered to us prior to or in connection with a business combination, except for the reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf. However, we will pay a cash fee to CRT Capital Group LLC equal to 1% of the fair market value of an initial business combination at the closing of that transaction.

Effecting a Business Combination

General

        We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of these to effect a business combination involving one or more operating businesses in the federal services and defense industries. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, one or more operating businesses which do not need substantial additional capital but which desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself. We believe these include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve one or more companies which may be financially unstable or in their early stages of development or growth.

We have not identified any target businesses

        To date, we have not selected any target businesses. None of our officers, directors or promoters, and no other affiliate of the company have had any previous preliminary contact or discussion with any representative of any other company regarding the possibility of an acquisition or merger between us and such other company. Subject to the requirement that our initial business combination must be with one or more operating businesses that, collectively, have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates in the federal services and defense industries. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target businesses with which we may ultimately complete a business combination.

Selection of a target business and structuring of a business combination

        Subject to the requirement that our initial business combination must be with one or more operating businesses that, collectively, have a fair market value of at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates within the federal services and defense industries. In evaluating prospective acquisition candidates, our management will likely consider, among other factors, the following:

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  financial condition and results of operation;

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  historical revenue growth;

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  growth potential;

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  earnings before interest, taxes, depreciation and amortization charges;

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  consistent operating margins;

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  experience and skill of management and availability of additional personnel;

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  nature of the customers and contracts;

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  stability and continuity in customer relationships;

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  backlog of orders for services;

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  capital requirements;

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  competitive position;

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  barriers to entry into other industries;

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  stage of development of the services, processes or products;

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  degree of current or potential market acceptance of the services, processes or products;

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  proprietary features and degree of intellectual property or other protection of the services, processes or products;

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  regulatory environment of the industry;

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  potential growth in government spending in the segment in which the target company operates; and

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  costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination with one or more operating businesses will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating prospective target businesses, we intend to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

        We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target businesses and their stockholders, as our own stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

        The time and costs required to select and evaluate target businesses and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of prospective target businesses with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, our existing stockholders, directors, officers, and any entity with which they are affiliated, will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In addition, we will pay a cash fee to CRT Capital Group LLC equal to 1% of the fair market value of our initial business combination at the closing of that transaction.

Fair market value of target businesses

        The initial target businesses that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target businesses have a sufficient fair market value or if a conflict of interest exists with respect to such determination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target businesses have sufficient fair market value.

Possible lack of business diversification

        The net proceeds from this offering will provide us with approximately $116,660,000, which we may use to complete business combinations. Our initial business acquisition must be with one operating business whose fair market value, is at least equal to 80% of our net assets at the time of such acquisition. Therefore, it is probable that we will have the ability to complete our initial business combination with only a single operating business, which may have only a limited number of services or products. The resulting lack of diversification may:

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  result in our dependency upon the performance of a single or small number of operating businesses;

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  result in our dependency upon the development or market acceptance of a single or limited number of services, processes or products; and

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  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

        In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

Limited ability to evaluate the target business' management

        Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our officers and directors, if any, in the target businesses cannot presently be stated with any certainty. Although we expect one or more members of our management to serve on our Board of Directors following a business combination, subject to continued election by the stockholders, it is unlikely that any of our officers or directors will devote their full efforts to our affairs subsequent to a business combination. The Company may request continued representation of its management on the Board of Directors in its negotiation with a target company. The Company will consider a target company's response to this request in determining whether the acquisition is in the best interest of the Company's shareholders. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target businesses acquired.

        Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target businesses. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

        Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the business.

        In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. However, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

Conversion rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be $5.46, or $.54 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders who are entitled to convert their shares and who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account will retain the right to exercise the warrants they received as part of the units. We will not complete any business combination if public stockholders owning 20% or more of the shares sold in this offering both vote against a business combination and, subsequently, exercise their conversion rights.

Liquidation if no business combination

        If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, with respect to all shares of common stock owned by them whether acquired prior to or following this offering. There will be no distribution from the trust account with respect to our warrants.

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $5.46 or $.54 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $5.46, plus interest, due to claims of creditors. Joel R. Jacks and Peter M. Schulte have agreed pursuant to an agreement with us and CRT Capital Group LLC that, if we liquidate prior to the consummation of a business combination, they may be personally liable to ensure that the proceeds of the trust account are not reduced by the claims of vendors or other entities that are owed money by us for services rendered or products sold to us or the claims of prospective target businesses. We cannot assure you, however, that they will be able to satisfy those obligations.

        If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

        Our public stockholders shall be entitled to receive funds from the trust account only in the event of our liquidation or if a stockholder seeks to convert his respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Amended and Restated Certificate of Incorporation

        Our Amended and Restated Certificate of Incorporation will set forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our Amended and Restated Certificate of Incorporation will provide, among other things, that:

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  prior to the consummation of a business combination, we will submit the business combination to our stockholders for approval;

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  we may consummate the business combination if approved and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

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  if a business combination is approved and consummated, public stockholders who voted against the business combination may exercise their conversion rights and receive their pro rata share of the trust account;

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  if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account; and

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  we may not consummate any other merger, acquisition, asset purchase or similar transaction prior to the business combination.

Competition

        In identifying, evaluating and selecting target businesses, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of target businesses. Further:

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  our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

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  our obligation to convert into cash shares of common stock held by our stockholders in certain instances may reduce the resources available to us for a business combination; and

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  our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business on favorable terms.

        If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target businesses. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target businesses are in high-growth industries.

Facilities

        We do not own any real estate or other physical properties materially important to our operation. Our headquarters are located at 900 Third Avenue, 33rd Floor, New York, New York 10022-4775. The cost of this space is included in the $7,500 per month fee CM Equity Management, L.P. charges us for general and administrative service pursuant to a letter agreement between us and CM Equity Management, L.P. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Employees

        We currently have three officers, each of whom is also a member of our board of directors. We have no other employees. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

        We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, and have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

        We will not acquire the initial target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective businesses as part of the proxy solicitation materials sent to stockholders to assist them in assessing the initial business combination. Our management believes that the requirement of having available audited financial statements for the target businesses will not materially limit the pool of potential target businesses available for acquisition.

Comparison to Offerings of Blank Check Companies

        The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter will not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$114,660,000 of the net offering proceeds will be deposited into a trust account located at JPMorgan Chase NY Bank and maintained by Continental Stock Transfer & Trust Company acting as trustee.	$105,462,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
The $114,660,000 of net offering proceeds held in trust will only be invested in U.S. "government securities," defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriter's option to purchase up to 3,150,000 additional units to cover over-allotments or 20 days after the exercise in full or in part by the underwriter of such option, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. In addition, the Company will file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of the Company's initial Current Report on Form 8-K.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to notify the company of his election to remain an investor. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline
	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds
	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
Joel R. Jacks	57	Chairman of the Board and Chief Executive Officer
Peter M. Schulte	47	President, Secretary and Director
Dr. Edward H. Bersoff	61	Vice-Chairman and Director
Arthur L. Money	65	Director

        Joel R. Jacks, who has served as our chairman and chief executive officer since inception, has over 30 years of experience in private equity investing, mergers and acquisitions and managing and operating companies in a wide variety of industries. In 1996, Mr. Jacks together with Peter M. Schulte co-founded CMLS Management, L.P. and in 2000 they co-founded CM Equity Management, L.P. Mr. Jacks serves as a managing partner of each of these CMEP entities. CMEP manages private equity funds which make investments in middle-market companies, and specialize in investing in companies which serve the federal government. CMEP is affiliated with Carl Marks and Co. Inc., a privately-owned merchant banking firm, since 1996. From 1992 to 1996, Mr. Jacks co-founded and managed Carl Marks Consulting Group Co., the predecessor of Carl Marks Consulting Group, LLC, a consulting company that is affiliated with Carl Marks & Co., Inc. Carl Marks & Co. Inc. is not affiliated with, and does not own any interest in, us. From 1988 to 1992, Mr. Jacks was involved in interim management and profit improvement programs for under-performing companies as a private consultant. From 1984 to 1988, Mr. Jacks served as chief financial officer, was responsible for information technology and subsequently was chief executive officer of USSCO (affiliated with ADT, Ltd.), a distributor of security alarm and CCTV equipment throughout the U.S. and Puerto Rico. From 1976 to 1983, Mr. Jacks worked for The Penn Central Corporation as Director of Financial Planning and Information Technology Director, where he was involved with the restructuring of Penn Central's public securities, and was later assigned to the New York City Partnership to assist the NYC Transportation Authority as the Information Technology vice president. Prior to 1976, Mr. Jacks was a management consultant for Deloitte Haskins & Sells.

        Mr. Jacks is a director of several CMEP portfolio companies, including ICF Consulting, Inc., a management, technology and policy consulting firm in the areas of defense, homeland security, energy, environment, social programs, and transportation serving the Department of Defense, U.S. Department of Homeland Security, U.S. civil agencies and the commercial sector; 3001, Inc., a geospatial data analysis firm serving various national security and civil agencies of the federal government; Falcon Communications, Inc., a global provider of mobile and fixed satellite communications services to commercial, U.S. and international government clients, as well as emergency response, crisis management and humanitarian organizations; Echo Bridge Entertainment, LLC; Evans Consoles Inc., a Canadian company that consummated a court-ordered reorganization in 2004 by which all of its assets were transferred to its creditors; Martin Designs, Inc. and Devon Publishing Group. Mr. Jacks was previously a director of Resource Consultants, Inc., a technical services and program management firm serving the Department of Defense and federal civil agencies; Examination Management Services, Inc. (EMSI), which underwent a voluntary restructuring in January 2005 resulting in the senior lenders and certain members of management owning all of the equity in EMSI's business and consequently CMEP losing its entire investment in EMSI; Kronos Products, Inc.; Central Foodservice Co. and a member of the executive committee of Missota Paper Holding LLC, a company whose assets were sold in 2004 to an unaffiliated third party at a loss. From January 2000 to April 2003, Mr. Jacks was chairman of Beta

Brands Incorporated, a Canadian manufacturer, exporter and marketer of quality confectionery and baked goods products. In May 2003, following default by Beta Brands in the repayment of its secured indebtedness, a Canadian court approved a consensual foreclosure by which the secured lenders acquired all of the assets of Beta Brands. As a consequence of the foreclosure, CMEP lost its entire equity investment in Beta Brands.

        Mr. Jacks received a Bachelor of Commerce degree from the University of Cape Town and an MBA from the Wharton School, University of Pennsylvania.

        Peter M. Schulte, who has served as our president and secretary since inception, has over 20 years of experience in private equity investing and mergers and acquisitions. In 1996, Mr. Schulte together with Mr. Jacks co-founded CMLS Management, L.P., and in 2000 they co-founded CM Equity Management, L.P. Mr. Schulte serves as a managing partner of each of these CMEP entities. From 1992 to 1996, Mr. Schulte co-founded and co-managed a private equity investment partnership that was associated with Carl Marks & Co., Inc. and that focused on private equity investments and acquisitions of middle-market companies. From 1990 to 1992, Mr. Schulte was a member of the buyout group at Arnhold and S. Bleichroeder, Inc. From 1983 to 1990, Mr. Schulte was a vice president of Salomon Brothers Inc. Prior to graduate school, Mr. Schulte was employed at IBM in its Data Processing Division (DPD) focused on the financial services sector.

        Mr. Schulte is a director of several CMEP portfolio companies, including ICF Consulting, Inc.; 3001, Inc.; Falcon Communications, Inc.; and Echo Bridge Entertainment, LLC. Mr. Schulte was previously a director of Resource Consultants, Inc.; AverStar, Inc., a provider of information technology services and software products for the mission-critical systems of federal, civil and defense agencies and to large commercial companies which was owned by the private equity investment partnership co-managed by Mr. Schulte from 1992 to 1996; Evans Consoles, Inc., a Canadian company that consummated a court- ordered reorganization in 2004 by which all of its assets were transferred to its creditors; Kronos Products, Inc.; Central Foodservice Co.; and as a member of the Missota Paper Holding LLC executive committee. Subsequent to the Canadian court-approved foreclosure of the assets of Beta Brands Incorporated and until its dissolution, Mr. Schulte was a director of Beta Brands Incorporated.

        Mr. Schulte received a BA in Government from Harvard College and a Masters in Public and Private Management from the Yale School of Management.

        Dr. Edward H. Bersoff has served as our vice-chairman and director since April 27, 2005. Dr. Bersoff is the chairman and founder of Greenwich Associates, a business advisory firm located in Northern Virginia which was formed in 2003. From November 2002 to June 2003, he was managing director of Quarterdeck Investment Partners, LLC, an investment banking firm, and chairman of Re-route Corporation, a company that offers email forwarding and address correction services. From February 1982 until November 2001, Dr. Bersoff was chairman, president and chief executive officer of BTG, Inc., an information technology firm he founded in 1982. Under Dr. Bersoff's leadership, BTG, Inc. completed six acquisitions in the federal services industry. In November 2001 BTG, Inc. was acquired by The Titan Corporation (TTN), a NYSE listed company. Dr. Bersoff has served as a director of Titan since February 2002. In addition, Dr. Bersoff serves on the boards of EFJ, Inc., a manufacturer of wireless communications products and systems primarily for public service and government customers, and Fargo Electronics, Inc., a manufacturer of identity card issuance systems, materials and software for government and corporate applications, which are both public companies, and a number of private companies, including 3001, Inc. and ICF Consulting, Inc., each of which are CMEP portfolio companies.

        Dr. Bersoff holds A.B., M.S. and Ph.D. degrees in mathematics from New York University and is a graduate of the Harvard Business School's Owner/President Management Program. Previously, as an

officer in the U.S. Army, he was assigned to the NASA Electronics Research Center in Cambridge, Massachusetts.

        Dr. Bersoff is the Rector of the Board of Visitors of Virginia Commonwealth University, a Trustee of the VCU Medical Center, a Trustee of New York University, and a Trustee of the George Mason University Foundation. He also serves as chairman of the Inova Health System Health Care Services Board and is a Trustee of the Inova Health System.

        Arthur L. Money has served as a director since April 27, 2005. Mr. Money served as Assistant Secretary of Defense (ASD) for Command, Control, Communications and Intelligence from 1996 to 2001. Mr. Money also served as the Department of Defense Chief of Information from 1998 to 2001 and as the Senior Civilian Officer, Office of the ASD from 1998 to 1999. Mr. Money served as Assistant Secretary of the Air Force for Research, Development and Acquisition, and as Chief Information Officer for the Air Force from 1996 to 1998. Prior to that, Mr. Money was Vice President and Deputy General Manager of TRW's Avionics and Surveillance Group and held various positions with ESL Inc. (a subsidiary of TRW) from 1990 to 1994.

        Mr. Money is a director of the following public companies: CACI International Inc, Silicon Graphics, Inc., SafeNet, Inc., Essex Corporation, Intelli-Check, Inc., Terremark Worldwide, Inc. and SteelCloud, Inc. Mr. Money also serves on the boards of directors of various private companies. Mr. Money serves on the advisory boards of several companies in the federal services and defense industries.

        Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Dr. Edward H. Bersoff will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Joel R. Jacks and Arthur L. Money will expire at the second annual meeting. The term of office of the third class of directors, consisting of Peter M. Schulte, will expire at the third annual meeting.

        These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect a business combination. However, we cannot assure you that they will, in fact, be able to do so.

Executive Officer and Director Compensation

        No executive officer has received any cash compensation for services rendered. We will not pay any finders or consulting fees to our existing stockholders, directors or officers, or any of their respective affiliates, for services rendered to or in connection with the consummation of the business combination. However, our existing stockholders, directors and officers will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses or, and there will be no review of the reasonableness of the expenses or fees by anyone other than our board of directors, which includes persons who may be entitled to reimbursement or a court of competent jurisdiction if such expenses are challenged. If all of our directors are not deemed "independent," we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement or monitoring our compliance with the terms of this offering. In addition, because the role of our current management and directors subsequent to a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to our current management and directors after a business combination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflicts of Interest

        Investors should be aware of the following potential conflicts of interest:

  •
  None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

  •
  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled "Management."

  •
  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

  •
  Since our directors own shares of our common stock which will be released from escrow only if a business combination is successfully completed, and may own warrants which will expire worthless if a business combination is not consummated, our board my have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their stock.

  •
  CM Equity Management, L.P. has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay CM Equity Management, L.P. $7,500 per month for these services. Joel R. Jacks and Peter M. Schulte are co-founders and co-managers of CM Equity Management, L.P. As a result of these affiliations, these individuals will benefit from the transaction to the extent of their interest in CM Equity Management, L.P. However, this arrangement is solely for our benefit and is not intended to provide any of our executive officers compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York, New York metropolitan area, that the fee charged by CM Equity Management, L.P. is at least as favorable as we could have obtained from an unaffiliated third party. However, as our directors may not be deemed "independent," we did not have the benefit of disinterested directors approving this transaction.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. For example, Joel R. Jacks, our chairman and chief executive officer, and Peter M. Schulte, our president and secretary, have preexisting fiduciary obligations that arise as a result of their affiliations with two private equity funds for which they act as principals and their directorships with CMEP portfolio companies. Dr. Edward H. Bersoff, our vice-chairman, and Mr. Arthur L. Money, our non-executive director, serve on the boards of various companies in the federal services and defense industries. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In order to minimize potential conflicts of interest that may arise from multiple affiliations of our officers and directors, each of them has agreed, until the earliest of our initial business combination, our liquidation or such time as he ceases to be an officer or director of ours, to present to us for our sole consideration, prior to presentation to any other entity, any business opportunity with a potential transaction value in excess of $95 million which may reasonably be required to be presented to us under Delaware law, subject to any fiduciary obligations arising from a fiduciary relationship established prior to the establishment of a fiduciary relationship with us. We will not effect our initial business combination with another entity that is affiliated with one or more of our existing stockholders.

        As of April 18, 2005, Joel R. Jacks and Peter M. Schulte loaned a total of $154,000 to us, for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of April 18, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering used for the payment of offering expenses.

        We will reimburse our existing stockholders, officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

        Other than the reimbursable out-of-pocket expenses payable to our existing stockholders, officers, and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, directors or officers or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination other than under the general and administrative services arrangement with CM Equity Management, L.P. In addition, we will pay a cash fee to CRT Capital Group LLC equal to 1% of the fair market value of our initial business combination at the closing of that transaction.

        All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our disinterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from unaffiliated third parties. We will not enter into a transaction with an affiliated party unless the terms of such transaction are on terms no less favorable to us than would exist between us and an unaffiliated third party in an arms length transaction.

Prior Share Issuances

        On April 20, 2005, we issued an aggregate of 100 shares to Joel R. Jacks and Peter M. Schulte and, on April 27, 2005, we issued 5,249,900 shares of our common stock to the individuals set forth below for an aggregate of $6,000 in cash, at an average purchase price of approximately $.001 per share, as follows:

Name	Number of Shares	Relationship to Us
Joel R. Jacks	1,732,500	Chairman of the Board and Chief Executive Officer
Peter M. Schulte	1,732,500	President, Secretary and Director
Dr. Edward H. Bersoff	525,000	Vice-Chairman and Director
Arthur L. Money	52,500	Director
FSAC Partners, LLC(1)	1,207,500	Stockholder

(1)
Members of FSAC Partners, LLC include employees and affiliates of CMEP. Mr. Jacks and Mr. Schulte are managing members of FSAC Partners, LLC and may be deemed to beneficially own the shares owned by it.

        The Board of Directors of the Company neither anticipates nor plans to authorize a stock dividend prior to the consummation of this offering.

        The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which their shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

        The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, with respect to all shares of common stock owned by them whether acquired prior to or following this offering. In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. However, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of April 27, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)		Before Offering	After Offering
Joel R. Jacks(2)	2,940,000	56.0%	11.2%
Peter M. Schulte(2)	2,940,000	56.0%	11.2%
Dr. Edward H. Bersoff	525,000	10.0%	2.0%
Arthur L. Money	52,500	1.0%	*
FSAC Partners, LLC	1,207,500	23.0%	4.6%
All directors and executive officers as a group (4 individuals)	5,250,000	100.0%	20.0%

*
Less than 1%.

(1)
Unless otherwise noted, the business address of each of the following is Federal Services Acquisition Corporation, 900 Third Avenue, 33rd Floor, New York, New York 10022-4775.

(2)
Includes 1,207,500 shares held by FSAC Partners, LLC, over which Messrs. Jacks and Schulte have shared voting and dispositive power.

        Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20.0% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of a business combination.

        All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company as escrow agent, until the earliest of:

  •
  three years following the date of this prospectus;

  •
  our liquidation; and

  •
  the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

        Joel R. Jacks, Peter M. Schulte and Dr. Edward H. Bersoff have agreed with CRT Capital Group LLC that after this offering is completed and within the first forty trading days after the separate trading of the warrants has commenced, they or certain of their affiliates or designees collectively will place bids for and, if their bids are accepted, purchase up to 1,428,571 warrants in the public marketplace at prices not to exceed $0.70 per warrant. However, none of our executives officers or any of their affiliates are precluded from acquiring any additional warrants if they choose. They have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until the earlier of the completion of a business combination or the distribution of the trust account to our public stockholders.

        In addition, in connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. However, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine.

        Joel R. Jacks Peter M. Schulte and Dr. Edward H. Bersoff may be deemed to be our "parents" and "promoters," as these terms are defined under the Federal securities laws.

DESCRIPTION OF SECURITIES

General

        We are authorized to issue 100,000,000 shares of common stock, par value of $.0001 per share, and 1,000,000 shares of preferred stock, par value of $.0001 per share. As of the date of this prospectus, no shares of preferred stock are outstanding and 5,250,000 shares of common stock are outstanding, held by five recordholders.

Units

        Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will begin separate trading on the earlier to occur of the expiration of the underwriter's option to purchase up to 3,150,000 additional units to cover over-allotments or 20 days after the exercise in full or in part by the underwriter of such option. In the event that CRT Capital Group LLC does determine that an earlier date is acceptable, we expect to file a Current Report on Form 8-K indicating the date on which separate trading of our common stock and warrants will first occur. In determining whether an earlier date for the separation of the warrants and the common stock is acceptable, CRT Capital Group LLC will consider general market conditions and the availability of an audited balance sheet reflecting our deposit of the net proceeds from this offering into the trust account. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes such an audited balance sheet. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. In addition, the Company will file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of the Company's initial Current Report on Form 8-K.

Common Stock

        Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. However, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

        Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

        If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, with respect to all shares of common stock owned by them whether acquired prior to or following this offering.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to convert their shares of common stock into cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account will retain the right to exercise the warrants they received as part of the units.

Preferred Stock

        Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of a business combination; or

  •
  one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

        We may call the warrants for redemption,

  •
  in whole and not in part,

  •
  at a price of $.01 per warrant at any time after the warrants become exercisable,

  •
  upon not less than 30 days' prior written notice of redemption to each warrant holder, and

  •
  if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day before we send notice of redemption to warrant holders.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. On and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

        We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Restrictive Provisions of our Amended and Restated Certificate of Incorporation and By-Laws

        Our amended and restated certificate of incorporation and by-laws contain certain provisions that may make it more difficult, expensive or otherwise discourage, a tender offer or a change in control or takeover attempt by a third-party, even if such a transaction would be beneficial to our stockholders. The existence of these provisions may have a negative impact on the price of our common stock by discouraging third-party investors from purchasing our common stock. In particular, our amended and restated certificate of incorporation and by-laws include provisions that:

  •
  classify our board of directors into three groups, each of which, after an initial transition period, will serve for staggered three-year terms;

  •
  permit a majority of the stockholders to remove our directors only for cause;

  •
  permit our directors, and not our stockholders, to fill vacancies on our board of directors;

  •
  require stockholders to give us advance notice to nominate candidates for election to our board of directors or to make stockholder proposals at a stockholders' meeting;

  •
  permit a special meeting of our stockholders be called only by the board of directors pursuant to a resolution approved by a majority of the directors, the chairman of the board of directors, the chief executive officer or the president and be called by the president or the secretary upon the written request of the holders of a majority of the outstanding shares of our common stock;

  •
  permit our board of directors to issue, without approval of our stockholders, preferred stock with such terms as our board of directors may determine;

  •
  permit the authorized number of directors to be changed only by a resolution of the board of directors; and

  •
  require the vote of the holders of a majority of our voting shares for stockholder amendments to our by-laws.

        Our by-laws require that, subject to certain exceptions, any stockholder desiring to propose business or nominate a person to the board of directors at a stockholders meeting must give notice of any proposals or nominations within a specified time frame. These provisions may have the effect of precluding a nomination for the election of directors or the conduct of business at a particular annual meeting if the proper procedures are not followed or may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us, even if the conduct of such solicitation or such attempt might be beneficial to us and our stockholders. For us to include a proposal in our annual proxy statement, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC.

        Our by-laws require the vote of the holders of at least a majority of the shares entitled to vote in the election of directors to remove a director and allow such removal only for cause. In addition, stockholders can amend or repeal our by-laws only with the vote of the holders of at least a majority of our shares entitled, at the time of a stockholders' meeting, to vote for the election of directors. In addition, our amended and restated certificate of incorporation has established that we will have a classified board of directors. A classified board is one in which a group or class of directors is elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors lengthier, which consequently would make a change in control of a corporation a lengthier and more difficult process.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Shares Eligible for Future Sale

        Immediately after this offering, we will have 26,250,000 shares of common stock outstanding, or 29,400,000 shares if the underwriter's over-allotment option is exercised in full. Of these shares, the 21,000,000 shares sold in this offering, or 24,150,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933. All of the remaining 5,250,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to April 20, 2006. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will only be transferred prior to that date subject to certain limited exceptions.

Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1% of the number of shares of common stock then outstanding, which will equal 262,500 shares immediately after this offering (or 294,000 if the underwriter exercises its over-allotment option); and

  •
  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

        The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act of 1933 when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

        The holders of our 5,250,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which their shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

        In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter has agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite its name below:

Underwriter	Number of Units
CRT Capital Group LLC	21,000,000

        A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

        We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

        If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

        We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required.

        The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, South Carolina, Tennessee, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid.

        As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

        Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

        Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

        We have been advised by the underwriter that it proposes to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. It may allow some dealers concessions not in excess of $                  per unit.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry because the underwriter is unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

        We have also granted to the underwriter an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 3,150,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the underwriter's short position resulting from the initial distribution. The underwriter may exercise that option if it sells more units than the total number set forth in the table above.

Commissions and Discounts

        The following table shows the public offering price, underwriting discount to be paid by us to the underwriter and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

	Per Unit	Without Option	With Option
Public Offering Price	$6.00	$126,000,000	$144,900,000
Discount(1)	$0.42	$8,820,000	$10,143,000

Proceeds Before Expenses(2)	$5.58	$117,180,000	$134,757,000

(1)
Does not include the cash fee payable to CRT Capital Group LLC that is equal to 1% of the fair market value of an initial business combination.

(2)
The offering expenses are estimated as $520,000.

Warrant Solicitation Fee

        We have engaged CRT Capital Group LLC on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the underwriter for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriter. In addition to soliciting, either orally or in writing, the exercise of the warrants, the underwriter's services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the underwriter upon the exercise of the warrants if:

  •
  the market price of the underlying shares of common stock is lower than the exercise price;

  •
  the holder of the warrants has not confirmed in writing that the underwriter solicited the exercise;

  •
  the warrants are held in a discretionary account;

  •
  the warrants are exercised in an unsolicited transaction; or

  •
  the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Regulatory Restrictions on Purchase of Securities

        Rules of the SEC may limit the ability of the underwriter to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriter may engage in the following activities in accordance with the rules:

  •
  Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

  •
  Over-Allotments and Syndicate Coverage Transactions. The underwriter may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriter creates a short position during the offering, the underwriter may engage in syndicate covering transactions by purchasing our securities in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions.

        Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Investment Banking Arrangement

        We have engaged CRT Capital Group LLC on a non-exclusive basis, to act as our investment banker in connection with our initial business combination. We will pay CRT Capital Group LLC a cash fee at the closing of our initial business combination for assisting us in structuring and negotiating the terms of the transaction equal to 1% of the fair market value of our initial business combination at the closing of that transaction. Except as set forth above, we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, but if we do, we may pay the underwriter a finders fee that would be determined at that time in an arm's length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that, except as set forth above with respect to CRT Capital Group LLC acting as our investment banker, no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

Indemnification

        We have agreed to indemnify the underwriter against some liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments the underwriter may be required to make in this respect.

LEGAL MATTERS

        Dechert LLP, New York, New York, will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriter by Bingham McCutchen LLP, New York, New York.

EXPERTS

        The financial statements of Federal Services Acquisition Corporation at April 27, 2005 and for the period from April 12, 2005 (date of inception) through April 27, 2005 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report, which includes an explanatory paragraph relating to our ability to continue as a going concern, of Eisner LLP, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Federal Services Acquisition Corporation
(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

        We have audited the accompanying balance sheet of Federal Services Acquisition Corporation (a development stage company) (the "Company") as of April 27, 2005 and the related statements of operations, stockholders' equity and cash flows for the period from April 12, 2005 (date of inception) through April 27, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Federal Services Acquisition Corporation as of April 27, 2005 and the results of its operations and its cash flows for the period from April 12, 2005 (date of inception) through April 27, 2005 in conformity with U.S. generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company has a negative working capital position as of April 27, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Eisner LLP

New York, New York
April 28, 2005

With respect to Note G
June 21, 2005

Federal Services Acquisition Corporation
(a development stage company)

Balance Sheet

April 27, 2005
ASSETS
Current assets:
Cash	$150,000
Deferred offering costs	70,000

Total assets	$220,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$1,000
Accrued offering costs	60,000
Notes payable to stockholders	154,000

Total current liabilities	$215,000

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock—$.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	0
Common stock—$.0001 par value, 100,000,000 shares authorized; 5,250,000 issued and outstanding	525
Additional paid-in capital	5,475
Deficit accumulated during the development stage	(1,000)

Total stockholders' equity	5,000

Total liabilities and stockholders' equity	$220,000

See Notes to Financial Statements.

Federal Services Acquisition Corporation
(a development stage company)

Statement of Operations

April 12, 2005 (date of inception) through April 27, 2005
Organization costs	$1,000

Net loss for the period	$(1,000)
Net loss per share—basic and diluted	$0.00

Weighted average number of shares outstanding—basic and diluted	5,250,000

See Notes to Financial Statements.

Federal Services Acquisition Corporation
(a development stage company)

Statement of Stockholders' Equity

				Deficit Accumulated During the Development Stage
	Common Stock
			Additional Paid-In Capital
	Shares	Amount			Total
Balance—April 12, 2005 (date of inception)
Initial capitalization from founding stockholders	5,250,000	$525	$5,475	$—	$6,000
Net loss	—	—	—	(1,000)	(1,000)

Balance—April 27, 2005	5,250,000	$525	$5,475	$(1,000)	$5,000

See Notes to Financial Statements.

Federal Services Acquisition Corporation
(a development stage company)

Statement of Cash Flows

April 12, 2005 (date of inception) through April 27, 2005
Cash flows from operating activities:
Net loss	$(1,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Accrued expenses	1,000

Net cash provided by operating activities	0

Cash flows from investing activities:	0
Cash flows from financing activities:
Proceeds from notes payable to stockholders	154,000
Proceeds from sale of common stock	6,000
Payments of deferred offering costs	(10,000)

Net cash provided by financing activities	150,000

Net increase in cash	150,000
Cash—beginning of period	0

Cash—end of period	$150,000

See Notes to Financial Statements.

Federal Services Acquisition Corporation
(a development stage company)

Notes to Financial Statements

NOTE A—ORGANIZATION AND BUSINESS OPERATIONS; GOING CONCERN CONSIDERATION

        Federal Services Acquisition Corporation (the "Company") was incorporated in Delaware on April 12, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business in the federal services and defense industries through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. As such, the Company's operating results through April 27, 2005 relate to early stage organizational activities, and its ability to begin planned operations is dependent upon the completion of a Financing.

        The Company's management has broad discretion with respect to the specific application of the net proceeds of the proposed initial public offering of its Units (as described in Note C) ("Proposed Offering"), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward acquiring an operating business in the federal services and defense industries ("Acquisition"). Furthermore, there is no assurance that the Company will be able to successfully effect an Acquisition. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the net proceeds, after payment of certain amounts to the underwriter, will be held in a trust account ("Trust Fund") and invested in government securities or certain money market instruments until the earlier of (i) the consummation of its first Acquisition or (ii) the distribution of the Trust Fund as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the Acquisition, will submit such transaction for stockholder approval. In the event that holders of 20% or more of the shares issued in the Proposed Offering vote against the Acquisition and exercise their conversion rights, the Acquisition will not be consummated.

        In the event that the Company does not consummate an Acquisition within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied (the "Acquisition Period"), the proceeds held in the Trust Fund will be distributed to the Company's public stockholders, excluding the Founding Stockholders to the extent of their initial stock holdings. However, the persons who were stockholders prior to the Proposed Offering (the "Founding Stockholders") will participate in any liquidation distribution with respect to any shares of the common stock acquired in connection with or following the Proposed Offering. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

        Going concern consideration—As indicated in the accompanying financial statements, at April 27, 2005, the Company had $150,000 in cash and a working capital deficiency of $65,000. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management's plans to address this uncertainty through a Proposed Offering are discussed in Note C. There is no assurance that the Company's plans to raise capital or to consummate an Acquisition will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company's ability to continue operations as a going concern.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]    Loss per common share:

        Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[2]    Use of estimates:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[3]    Income taxes:

        Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

        The Company recorded a deferred income tax asset for the tax effect of start-up costs and temporary differences, aggregating approximately $340. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at April 27, 2005.

        The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

[4]    Deferred offering costs:

        Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.

NOTE C—PROPOSED OFFERING

        The Proposed Offering calls for the Company to offer for public sale up to 21,000,000 units ("Units"). Each Unit consists of one share of the Company's common stock, $.0001 par value, and two warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) one year from the effective date of the prospectus or (b) the completion of an Acquisition. The warrants expire four years from the date of the prospectus. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

NOTE D—NOTES PAYABLE TO STOCKHOLDERS

        The Company issued two $77,000 unsecured promissory notes to two of the Founding Stockholders of the Company on April 18, 2005. The Notes are non-interest bearing and are payable on the earlier of April 18, 2006 or the consummation of the Proposed Offering. Due to the related party nature of the notes, the estimated fair value of the notes is not reasonably determinable.

NOTE E—RELATED PARTY TRANSACTION

        The Company has agreed to pay CM Equity Management, L.P. a company where certain of the Founding Stockholders serve in executive capacities, an administrative fee of $7,500 per month for office space and general and administrative services from the effective date of the Proposed Offering through the effective date of the acquisition of a target business.

NOTE F—COMMITMENTS AND OTHER MATTERS

        The Company will pay a cash fee to CRT Capital Group LLC equal to 1% of the fair market value of the initial Acquisition at the closing of that transaction.

        The Company has engaged CRT Capital Group LLC, on a non-exclusive basis, as their agent for the solicitation of the exercise of the warrants. The Company has agreed to pay the underwriter a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of the prospectus if the exercise was solicited by the underwriter.

        The Company has a commitment to pay an underwriting discount of 7% of the public offering price to CRT Capital Group LLC at the closing of the offering.

NOTE G—FOUNDING STOCKHOLDERS

        One or more of the Founding Stockholders on or prior to the effective date of this Prospectus will have agreed with the Company that after this offering is completed and within the first forty trading days after the separate trading of warrants has commenced, they or certain of their affiliates or designees collectively will place bids for and, if their bids are accepted, purchase up to 1,428,571 warrants in the public marketplace at prices not to exceed $0.70 per warrant. They will have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until the completion of an Acquisition.

        Until                                   , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

        No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$126,000,000

FEDERAL SERVICES ACQUISITION CORPORATION

21,000,000 Units

PROSPECTUS

CRT Capital Group LLC

                        , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

          (a)   The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
1.2	Letter Agreement between the Registrant and CRT Capital Group LLC**
3.1	Form of Amended and Restated Certificate of Incorporation*
3.2	By-laws*
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**
5.1	Opinion of Dechert LLP**
10.1	Letter Agreement between the Registrant and Joel R. Jacks**
10.2	Letter Agreement between the Registrant and Peter M. Schulte**
10.3	Letter Agreement between the Registrant and Dr. Edward H. Bersoff**
10.4	Letter Agreement between the Registrant and Arthur L. Money**
10.5	Letter Agreement between the Registrant and FSAC Partners, LLC**
10.6	Letter Agreement between CRT Capital Group LLC and Joel R. Jacks**
10.7	Letter Agreement between CRT Capital Group LLC and Peter M. Schulte**
10.8	Letter Agreement between CRT Capital Group LLC and Dr. Edward H. Bersoff**
10.9	Letter Agreement between CRT Capital Group LLC and Arthur L. Money**
10.10	Letter Agreement between CRT Capital Group LLC and FSAC Partners, LLC**
10.11	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**
10.12	Promissory Note issued by the Registrant to Joel R. Jacks*
10.13	Promissory Note issued by the Registrant to Peter M. Schulte*
10.14	Form of Registration Rights Agreement among the Registrant and each of the Initial Stockholders**
10.15	Form of Warrant Purchase Agreement among CRT Capital Group LLC and one or more of the Initial Stockholders**
10.16	Office Service Agreement between the Registrant and CM Equity Management, L.P.**
10.17	Form of Stock Escrow Agreement between the Registrant and Continental Stock Transfer & Trust Company**
23.1	Consent of Eisner LLP
23.2	Consent of Dechert LLP (incorporated by reference from Exhibit 5.1)**
24	Power of Attorney (incorporated by reference from the signature page of this registration statement)*

*
Previously filed.

**
To be filed by amendment.

II-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 23, 2005.

FEDERAL SERVICES ACQUISITION CORPORATION
By:	/s/ JOEL R. JACKS Joel R. Jacks Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ JOEL R. JACKS Joel R. Jacks	Chairman and Chief Executive Officer (Principal Executive Officer)	June 23, 2005
* Peter M. Schulte	President, Secretary and Director (Principal Financial and Accounting Officer)	June 23, 2005
* Dr. Edward H. Bersoff	Vice-Chairman and Director	June 23, 2005
* Arthur L. Money	Director	June 23, 2005
*By:	/s/ JOEL R. JACKS Joel R. Jacks Attorney-in-Fact

II-2